Exhibit 10.49

December 13, 2001




B. M. Rankin, Jr.
300 Crescent Court, Suite 1380
Dallas, Texas  75201


Dear Mr. Rankin:

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement dated January 1, 1991, as amended (the "Agreement").

Your   contract  will  automatically  renew   for   an
additional one-year period beginning January 1, 2002, and ending December 31, 2002. All other terms and conditions of the Agreement shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,



Richard C. Adkerson
President




AGREED TO AND ACCEPTED


BY:  /s/ B.M. Rankin, Jr.        12/21/01
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     B. M. Rankin, Jr.             Date